Exhibit 5.1
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
T 212.335.4500
F 212.335.4501
W www.dlapiper.com
June 10, 2011
W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, New York 10020

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We serve as counsel to W. P. Carey & Co. LLC, a Delaware limited liability company (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2011, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an unlimited amount of Securities (as defined below).
     As used herein, the term “Securities” includes (i) senior, senior subordinated, or subordinated debt securities (the “Debt Securities”) consisting of debentures, notes, bonds and/or other evidences of indebtedness to be issued in one or more series, (ii) listed shares, no par value per share (the “Listed Shares”), (iii) one or more classes or series of future shares, which the Company’s Board of Directors has the sole authority to authorize and issue (the “Future Shares”), (iv) warrants to purchase Debt Securities, Listed Shares, Future Shares or Units (as defined below) as designated by the Company at the time of the offering (collectively, the “Warrants”), (v) units composed of one or more Debt Securities, Listed Shares, Future Shares and/or Warrants, in any combination (the “Units”), and (vi) securities purchase contracts covering the purchase of Debt Securities, Listed Shares and Future Shares, including purchase contracts issued as part of a contract (collectively, the “Purchase Contracts”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     (a) The Registration Statement;
     (b) The amended and restated limited liability company agreement of the Company, as in effect as of the date hereof (in the form attached to the Certificate (as defined below) (the “LLC Agreement”);
     (c) The amended and restated bylaws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);

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     (d) Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities, adopted by the Board of Directors at a meeting on April 28, 2011 (in the form attached to the Certificate);
     (e) A good standing certificate for the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware; and
     (f) A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.
     In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to all factual matters relevant to the opinions set forth below, we have relied on the Certificate, which we assume to be accurate and complete, and on the oral and written statements and representations of officers of the Company, of public officials and others.
     We further assume that:
     (a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the LLC Agreement, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
     (b) The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.
     (c) Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”) as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”) in each case duly authorized, executed and delivered by the Company (and each of the other parties thereto), and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (d) To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be

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duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.
     (e) Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the LLC Agreement and Bylaws and applicable law.
     (f) Prior to the issuance of any Future Shares (including Future Shares that are issuable upon the exercise or conversion, as applicable, of Warrants or any convertible Debt Securities), or Listed Shares (including Listed Shares that are issuable upon the exercise or conversion, as applicable, of Warrants or any convertible Debt Securities or convertible Future Shares), there will exist, under the LLC Agreement, the requisite number of authorized but unissued Future Shares (and securities of any class into which any of the Future Shares may be convertible), or Listed Shares, as the case may be, and that all actions necessary to the creation of any such Future Shares (and securities of any class into which any Future Shares may be convertible), whether by classification or reclassification of existing capital stock or share designation, will have been taken.
     (g) For Listed Shares or Future Shares represented by certificates (“Certificates”), appropriate Certificates representing Listed Shares or Future Shares will be executed and delivered upon issuance and sale of any such Listed Shares or Future Shares, as the case may be, and will comply with the LLC Agreement and Bylaws and applicable law. For Listed Shares or Future Shares not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such Listed Shares or Future Shares, as the case may be, and will comply with the LLC Agreement and Bylaws and applicable law.
     (h) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the LLC Agreement and Bylaws and applicable law.
     (i) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the

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Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.
     (j) Prior to the issuance of any Units, there will exist, under the LLC Agreement, the requisite number of authorized but unissued Future Shares (and securities of any class into which any of the Future Shares may be convertible), or Listed Shares, as the case may be, and that all actions necessary to the creation of any such Units, whether by classification or reclassification of existing capital stock or share designation, will have been taken.
     (k) Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the LLC Agreement, Bylaws and applicable law.
     (l) To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as unit agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.
     (m) Any Purchase Contracts will be duly authorized, executed and delivered by the Company and a third party in accordance with the provisions of the Purchase Contracts, and the Securities issued in connection with the Purchase Contracts will be duly authorized, executed and delivered by the Company in accordance with the provisions of the Purchase Contracts.
     (n) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (o) Prior to the issuance of any Securities, the Registration Statement will have become effective and will remain effective under the Securities Act.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     (1) Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, any Supplemental Indenture (together with an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for

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such Debt Securities pursuant to the conversion or exercise of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture and any Supplemental Indenture, will be valid and legally binding obligations of the Company.
     (2) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing Listed Shares, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the LLC Agreement, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for Listed Shares pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Debt Securities or Future Shares convertible into Listed Shares, such Listed Shares will be duly authorized, validly issued, fully paid and non-assessable.
     (3) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing Future Shares, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the LLC Agreement, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Certificates or Written Statements, if any, for Future Shares pursuant to the exercise of one or more Warrants or the conversion of one or more series of the Debt Securities, such Future Shares will be duly authorized, validly issued, fully paid and non-assessable.
     (4) Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the LLC Agreement, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.
     (5) Upon execution, issuance, and delivery of any Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the LLC Agreement, Bylaws and applicable law, the applicable Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Units will be duly authorized and constitute valid and legally binding obligations of the Company.
     (6) Upon execution, issuance, and delivery of the Purchase Contracts against payment therefor in accordance with the terms and provisions of the applicable Board Action, the LLC Agreement, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Purchase Contracts will be duly authorized and constitute valid and legally binding obligations of the Company.
     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

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     (a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
     (b) We do not express any opinion herein concerning any law other than the Delaware Limited Liability Company Act and the law of the State of New York (including the statutory provisions, all applicable provisions of the Delaware Constitution and the New York Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     (c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
     (d) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ DLA PIPER LLP (US)
DLA PIPER LLP (US)